EXHIBIT 23
                          INDEPENDENT AUDITORS' CONSENT
KPMG  LLP  (Logo)
Certified  Public  Accountants
One Financial Plaza
Hartford,  CT  06103-4103
                          Independent Auditors' Consent
                          -----------------------------
The  Board  of  Directors
MacDermid,  Incorporated:
We consent to incorporation by reference in the Registration Statements Number 033-61401, 333-64007 and 333-89185 on Form S-8 and 333-68535 on Form S-3 of
MacDermid, Incorporated of our report dated May 18, 2001, relating to the consolidated balance sheets of MacDermid, Incorporated and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of earnings, comprehensive income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended March 31, 2001, which report is incorporated by reference in the March 31, 2001 annual report on Form 10-K of MacDermid, Incorporated.
/s/  KPMG  LLP
May  18,  2001